                                                                   Exhibit 99.8
                               AMF BOWLING, INC.

                         NOMINEE HOLDER CERTIFICATION

The undersigned, a bank, broker, trustee, depositary or other nominee of rights ("Rights") to purchase shares of common stock, par value $0.01 ("Common Stock"), of AMF Bowling, Inc. (the "Company") pursuant to the Rights Offering described and provided for in the Company's prospectus dated June 28, 1999 (the "Prospectus"), hereby certifies to the Company and to ChaseMellon Shareholder Services, L.L.C., as Subscription Agent for the Rights Offering, that (1) the undersigned has exercised the number of Rights specified below pursuant to the basic subscription privilege (as described in the Prospectus) on behalf of beneficial owners of Rights who have subscribed for the purchase of additional shares of Common Stock pursuant to the over-subscription privilege (as described in the Prospectus) and/or the conditional over-subscription privilege (as described in the Prospectus), listing separately below each such exercised basic subscription privilege and the corresponding over-subscription privilege (without identifying any such beneficial owner) and/or conditional over-subscription privilege (without identifying any such beneficial owner) and (2) each such beneficial owner's basic subscription privilege has been exercised in full if it is exercising its over-subscription privilege and/or the conditional over-subscription privilege:

                                                                     MAXIMUM NUMBER OF
                                              NUMBER OF SHARES       SHARES SUBSCRIBED FOR
NUMBER OF SHARES       RIGHTS EXERCISED       SUBSCRIBED FOR         PURSUANT TO
OWNED ON THE RECORD    PURSUANT TO BASIC      PURSUANT TO OVER-      CONDITIONAL OVER-
DATE                   SUBSCRIPTION PRIVILEGE SUBSCRIPTION PRIVILEGE SUBSCRIPTION PRIVILEGE
---------------------  ---------------------- ---------------------  ---------------------

1. __________________  _____________________  _____________________  _____________________

2. __________________  _____________________  _____________________  _____________________

3. __________________  _____________________  _____________________  _____________________

4. __________________  _____________________  _____________________  _____________________

5. __________________  _____________________  _____________________  _____________________

6. __________________  _____________________  _____________________  _____________________

7. __________________  _____________________  _____________________  _____________________

8. __________________  _____________________  _____________________  _____________________

9. __________________  _____________________  _____________________  _____________________

Provide the following information if applicable:

_________________________________
Depository Trust Company ("DTC")
Participant Number

PARTICIPANT

By: _____________________________
  Name:
  Title:

_________________________________
DTC Basic Subscription Confirmation
Number(s)